EXHIBIT 14.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
RADCOM Ltd.
Tel Aviv
Israel

We consent to the incorporation by reference in the Registration Statement (File No. 333-07964, No. 333-13244, No. 333-13246, No. 333-13248, No. 333-13250, No. 333-13252, No. 333-13254, No. 333-14236, No. 333-111931 and No.333-123981) on Form S-8 and in the Registration Statement on Form F-3 (File No. 333-115475) of RADCOM Ltd. of our report dated June 30, 2008, with respect to the consolidated balance sheets of RADCOM Ltd. as of December 31, 2007 and 2006 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2007, which report appears in the December 31, 2007 Annual Report on Form 20-F of RADCOM Ltd.

Our report on the consolidated financial statements refers to the adoption by RADCOM Ltd. of Statement of Financial Accounting Standard No. 123R “Share-Based Payment,” effective January 1, 2006.

/s/Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPMG International Tel-Aviv, Israel June 30, 2008